DATA

PART A – This part lists your personal data.

[Applicable to Inherited IRA/Roth IRA Contracts]

Owner:	[JOHN DOE JR. as beneficiary of JOHN DOE SR’s. [Roth] IRA] If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

[If the Owner is the sole spousal beneficiary under the deceased owner’s [Roth] IRA then the following designation will appear after the Owner’s name:] [“Special Surviving Spouse”]

Annuitant:	[JOHN DOE JR.]	Age: [60]	Sex: [Male]

Deceased Owner of Original [Roth] IRA: [John Doe, Sr.]

Date of Death of Original [Roth] IRA Owner: [xx/xx/xx]

[Applicable to Non-Spousal Beneficiary Continuation Option Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA Contracts]

Owner:	[JOHN DOE JR. as beneficiary of JOHN DOE SR’s. Applicable Plan] If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

Annuitant:	[JOHN DOE JR.]	Age: [60]	Sex: [Male]

Deceased Participant of Original Applicable Plan: [John Doe, Sr.]

Date of Death of Deceased Participant of Original Applicable Plan: [xx/xx/xx]

[Applicable to Inherited IRA/Roth IRA and Non-Spousal Beneficiary Continuation Option Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA Contracts]

Contract Number:                     [00000]

Endorsements Attached:

[Market Segment Endorsements]

[Inherited Traditional IRA Beneficiary Continuation Option (“BCO”) Endorsement]

Inherited Roth IRA Beneficiary Continuation Option (“BCO”) Endorsement

Endorsement Applicable to Custodial [Roth] IRA

Non-Spousal Beneficiary Continuation Option (“BCO”) Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA Endorsement]

[Optional Riders Attached]:

[Guaranteed Minimum Death Benefit Rider – Annual Ratchet]

[Guaranteed Minimum Death Benefit Rider – Return of Principal]

Issue Date:	[January 1, 2010]
Contract Date:	[January 1, 2010]
Maturity Date:	[January 1, 2045]

BCO Distribution Commencement Date: [xx/xx/xx]

Beneficiary:    [JANE DOE]

Data Page 1